UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

March 17, 2008

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	000-50431	32-0034926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1403, 14/F., 194-204 Johnston Road, Wan Chai Commercial Centre, Wan Chai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	011 852 3171 1208 (Ext.222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On February 26, 2008, the Company engaged Albert Wong & Co., Certified Public Accountant, as its new independent accountants, commencing with the audit for the fiscal year ended December 31, 2007, and thereby dismissed Kabani and Company, Inc., Certified Public Accountant ("Kabani"). The decision to change independent accountants was approved by the Board of Directors of the Company.

Kabani reported on the Company's financial statements for the years ended December 31, 2005 and 2006. Their opinion did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles but was modified as to a going concern.

At no time during the reports for the two most recent fiscal years, and through the interim period from the date of the last audited financial statements to February 26, 2008, were there any disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kabani, would have caused them to make reference thereto in their report on the financial statements for such years.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit	Description
Exhibit 10.1	Letter of former accountants, Kabani and Company, Inc. CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008	CHINA MEDIA GROUP CORPORATION

By: /s/ Con Unerkov
---------------------------------
Name: Con Unerkov
Title: President

EXHIBIT 10.1

LETTER FROM KABANI AND COMPANY, CPA

March 17, 2008

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: China Media Group Corporation

File No. 000-50431

We have read the statements that we understand China Media Group Corporation will include under Item 4.01 of the Form 8-K report, dated March 17, 2008, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.
Certified Public Accountants